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                                                                      EXHIBIT 23


                              ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-07107 and 333-48785) of Commonwealth Bancorp, Inc. of our report, dated January 29, 1999, incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of Commonwealth Bancorp, Inc.


                                        /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
 March 10, 1999